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                                                                   Exhibit 15. 1


                     INDEPENDENT AUDITORS' AWARENESS LETTER


November 20, 2003

The Board of Directors
Aceto Corporation
Lake Success, New York

Re: REGISTRATION STATEMENT FOR ACETO CORPORTION ON FORM S-8
    DATED NOVEMBER 20, 2003


With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated November 12, 2003 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP


Melville, New York